As filed with the Securities and Exchange Commission on August 12, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-2183967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
221 Main Street, Suite 1550
San Francisco, California 94105
(415) 489-4940
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel D. Springer
Chief Executive Officer
DocuSign, Inc.
221 Main Street, Suite 1550
San Francisco, California 94105
(415) 489-4940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel DocuSign, Inc. 221 Main Street, Suite 1550 San Francisco, California 94105 (415) 489-4940	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	247,030	$195.59	$48,316,598	$6,272
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on August 11, 2020.

247,030 Shares
Common Stock

The selling stockholders of DocuSign, Inc. identified in this prospectus may offer and resell up to 247,030 shares of our common stock under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of July 1, 2020 (the “Merger Agreement”), by and among us, certain of our wholly owned subsidiaries, Liveoak Technologies, Inc., a Delaware corporation (“Liveoak”), and Fortis Advisors LLC, solely in its capacity as the stockholders’ agent, in connection with our acquisition of Liveoak. We are not selling any shares of our common stock pursuant to this prospectus and we will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders (which term as used herein includes their respective transferees, pledgees, donees or other successors) may also sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus captioned “Plan of Distribution.”
Our common stock, $0.0001 par value per share, is listed on The Nasdaq Global Select Market under the symbol “DOCU.” On August 11, 2020, the closing price for our common stock was $191.82 per share.
Investing in our common stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings.
You should rely only on the information contained in this prospectus (as supplemented and amended), including the information incorporated by reference. We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates. We or the selling stockholders provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of common stock being offered.
Unless the context otherwise indicates, references in this prospectus to “DocuSign,” “we,” “our,” and “us” refer, collectively, to DocuSign, Inc., a Delaware corporation, and its subsidiaries.
ii

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”
iii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered under this prospectus and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholders.
DOCUSIGN
DocuSign accelerates the process of doing business for companies and simplifies life for their customers and employees. We accomplish this by transforming the foundational element of business: the agreement.
We offer the world’s #1 e-signature solution as the core part of our broader software suite for automating the agreement process, which we call the DocuSign Agreement Cloud. It is designed to allow companies of all sizes and across all industries to quickly and easily make nearly every agreement, approval process or transaction digital. It provides comprehensive functionality across e-signature and addresses the broader agreement process. The DocuSign Agreement Cloud allows users to complete approvals, agreements and transactions faster by building end-to-end processes. DocuSign eSignature integrates with popular business apps, and our functionality can also be embedded using our API (application programming interfaces). Finally, the DocuSign Agreement Cloud allows our customers to automate and streamline their business-critical workflows to save time and money, while staying secure and legally compliant.
We were incorporated as DocuSign, Inc. in Washington in April 2003. We merged with and into DocuSign, Inc., a Delaware corporation, in March 2015. Our principal executive offices are located at 221 Main Street, Suite 1550, San Francisco, California 94105 and the telephone number at that address is (415) 489-4940. Our internet address is www.docusign.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS
Investing in our common stock involves risks. Before deciding to invest in our common stock, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2020. You should also consider the risk factors described in any related prospectus supplement or any documents we incorporate by reference in the future.

USE OF PROCEEDS
All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS
Up to 247,030 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement, including shares held in escrow and subject to adjustment as set forth in the Merger Agreement. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, together with their respective transferees, pledgees, donees or other successors.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of July 6, 2020, the date of closing of our acquisition of Liveoak. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 185,019,836 shares of our common stock outstanding on July 6, 2020, determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Outstanding
AGM Ventures, LLC	597	*	597	—	*
Alexander Benjamin Hardy(2)	3,953	*	3,953	—	*
Andrew Ambrose(2)	25,712	*	25,712	—	*
Anna Garcia	153	*	153	—	*
Brandon & Lily Lloyd	2,002	*	2,002	—	*
Brian and Alisa Golson	2,341	*	2,341	—	*
Brian R. Smith	2,569	*	2,569	—	*
Broadhaven Liveoak I, LLC	9,940	*	9,940	—	*
Broadhaven Liveoak II, LLC	1,947	*	1,947	—	*
Broadhaven Liveoak III, LLC	1,345	*	1,345	—	*
Chateau, LLC	7,410	*	7,410	—	*
Christos Gregory Bastis	215	*	165	50	*
David Jenkins	2,173	*	2,173	—	*
Deva Hazarika	143	*	143	—	*
Diamond P Investments, LLC	1,037	*	1,037	—	*
Edward C. Swenson	602	*	602	—	*
Eight Boots Holdings, LLC	1,066	*	1,066	—	*
Gary Tankersley	1,657	*	1,657	—	*

Prudential Workplace Solutions Group Services, LLC (fka Gibraltar)	4,242	*	4,242	—	*
Glenn L. Shimkus Declaration of Trust	24,416	*	1,855	22,561	*
Glenn Shimkus	23,229	*	668	22,561	*
Guide Financial, Inc.	13,589	*	13,589	—	*
Hugh O’Toole	1,234	*	1,234	—	*
IRA Services Trust Company, CFBO Timothy William Ramza, IRA769733	1,965	*	1,965	—	*
Jason Henrichs	256	*	256	—	*
John M. Velasquez	493	*	493	—	*
Math Venture Partners, LP	6,999	*	6,999	—	*
Michael Kehoe	165	*	165	—	*
Michael Dodd	204	*	204	—	*
NYCIF Program Holdings, LLC	676	*	676	—	*
PBTS Holdings, LLC	4,626	*	4,626	—	*
Peter Rung(2)	25,712	*	25,712	—	*
S3 Ventures Fund VI, L.P.	48,839	*	48,839	—	*
Samuel Parker	907	*	907	—	*
Seven Peaks Ventures Fund II, LP	14,459	*	14,459	—	*
Star Power Partners II LLC	2,443	*	2,443	—	*
State Farm Ventures, LLC	2,927	*	2,927	—	*
Tadayoshi Henry Yoshida	204	*	204	—	*
Techstars Ventures 2014, L.P.	5,631	*	5,631	—	*
Timothy Ramza(2)	4,086	*	4,086	—	*
Wild Basin Investments LLC	36,271	*	36,271	—	*
Zelkova Venture Partners I, LP	3,767	*	3,767	—	*
Total shares of common stock	247,030	*	247,030	—	*
________________
*Less than 1%.
(1)Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(2)The selling stockholder is an employee of DocuSign.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•sales on The Nasdaq Global Select Market or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
If shares of common stock are sold through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such selling stockholder’s shares of common stock.
The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
Pursuant to, and in accordance with the terms of, the Registration Rights Agreement (i) we have agreed to indemnify the selling stockholders (and their respective officers, directors, agents, partners, members, managers and employees, and each other person, if any, who controls such selling stockholders (within the meaning of the Securities Act)), against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus, or the selling stockholders may be entitled to contribution if indemnification is prohibited by law, and (ii) the selling stockholders have agreed to indemnify us (including our directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act)) against certain liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus or the registration statement that includes this prospectus, or we may be entitled to contribution if indemnification is prohibited by law.
Pursuant to the Registration Rights Agreement, we have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (i) twelve (12) months following the closing of the merger and (ii) such time as the Registrable Securities covered by this Registration Statement have been sold pursuant to (x) this Registration Statement or (y) Rule 144 under the Securities Act or otherwise.
Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.
The shares are listed on The Nasdaq Global Select Market under the symbol “DOCU.”
The selling shareholders and any permitted transferee(s) selling shares under this prospectus will act independently of us in making decisions with respect to the timing, manner, and size of each resale. There can be no assurance that the selling shareholders and any permitted transferee(s) will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling shareholders and any permitted transferee(s) will not transfer, distribute, devise or gift the shares by other means not described in this prospectus, including through dividends or other distributions made by the selling shareholders or permitted transferees on a private placement basis to their respective partners, members or stockholders. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

LEGAL MATTERS
The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed upon by Fenwick & West LLP, Mountain View, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.docusign.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:
• Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 27, 2020;
• Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020, filed with the SEC on June 5, 2020;
•The sections of our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders, filed with the SEC on April 15, 2020, incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2020;
•Current Reports on Form 8-K filed on February 28, 2020, March 12, 2020, March 24, 2020, May 4, 2020, May 15, 2020 and June 2, 2020; and
• The description of our common stock contained in the Registration Statement on Form 8-A filed on April 24, 2018.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:
DocuSign, Inc.
221 Main Street, Suite 1550
San Francisco, California 94105
Attn: Corporate Secretary
(415) 489-4940

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the issuance and distribution of the shares of common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee. DocuSign, Inc. (the “Registrant”) will pay all of the expenses, other than legal fees and expenses, which will be paid by the selling stockholders. The selling stockholders otherwise will not pay any of the other expenses.

Amount to Be Paid
SEC registration fee	$6,272
Legal fees and expenses	125,000
Accounting fees and expenses	51,000
Printing fees and engraving expenses	9,000
Miscellaneous expenses	8,728
Total	$200,000
Item 15. Indemnification of Directors and Officers
Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
As permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and bylaws of the Registrant provide that:
•The Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;
•The Registrant may, in its discretion, indemnify the Registrant’s other officers, employees and agents as set forth in the Delaware General Corporation Law;
•The Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings;
•The rights conferred in the amended and restated bylaws are not exclusive;

•The Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; and
•The Registrant may secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law
The Registrant’s policy is to enter into agreements with its directors and executive officers that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party to or participant in by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests.
The Registrant also maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.
These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits

Exhibit Number	Description of Exhibit
4.1*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on May 1, 2018).
4.2*	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on June 2, 2020).
4.3*	Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 filed with the Registrant's Form S-1/A filed on April 17, 2018).
4.4*
Indenture, dated September 18, 2018, between DocuSign, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K filed on September 18, 2018).

4.5*
Form of Global Note representing DocuSign, Inc.'s 0.50% Convertible Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.4) (incorporated by reference to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K filed on September 18, 2018).

4.6*
Amended and Restated Investors' Rights Agreement dated April 30, 2015 by and among the Registrant and its stockholders (incorporated by reference as Exhibit 10.1 filed with the Registrant's Form S-1 filed on March 28, 2018).

5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included in the signature pages to this registration statement).
________________
*Previously filed and incorporated by reference

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 12, 2020.

DOCUSIGN, INC.

By:	/s/ Daniel D. Springer
	Name:	Daniel D. Springer
	Title:	Chief Executive Officer and Director
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-3
DOCUSIGN, INC.
KNOW ALL PERSONS BY THESE PRESENTS:
Each of the undersigned directors or officers of DocuSign, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Daniel D. Springer, Michael J. Sheridan and Trâm T. Phi, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. Springer	Director, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2020
Daniel D. Springer

/s/ Michael J. Sheridan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2020
Michael J. Sheridan

/s/ Mary Agnes Wilderotter	Chair and Director	August 12, 2020
Mary Agnes Wilderotter

/s/ Blake J. Irving	Director	August 12, 2020
Blake J. Irving

/s/ Cynthia Gaylor	Director	August 12, 2020
Cynthia Gaylor

/s/ S. Steven Singh	Director	August 12, 2020
S. Steven Singh

/s/ Enrique Salem	Director	August 12, 2020
Enrique Salem

/s/ Peter Solvik	Director	August 12, 2020
Peter Solvik

/s/ Inhi Cho Suh	Director	August 12, 2020
Inhi Cho Suh

/s/ Teresa Briggs	Director	August 12, 2020
Teresa Briggs